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                     SECURITIES AND EXCHANGE COMMISSION
                           WASHINGTON, D.C.  20549



                                  FORM 8-K

                               CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of
                     the Securities Exchange Act of 1934




                               January 9, 1998
         ----------------------------------------------------------
              Date of Report (Date of earliest event reported)



                   First Merchants Acceptance Corporation
         ----------------------------------------------------------
           (Exact name of registrant as specified in its charter)




         Delaware                   0-24686           36-3759045
----------------------------     ------------      --------------------
(State or other jurisdiction     (Commission           (IRS Employer
      of incorporation)          File Number)       Identification No.)


          570 Lake Cook Road, Suite 126, Deerfield, Illinois  60015
      -----------------------------------------------------------------
        (Address of principal executive offices)            (Zip Code)



                               (847) 948-9300
                     -----------------------------------
                       (Registrant's telephone number)


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ITEM 4. CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT.

     By letter dated January 8, 1998, which was sent by certified mail on January 9, 1998, First Merchants Acceptance Corporation (the "Registrant") dismissed Deloitte & Touche, LLP ("D&T"), which has served as the Registrant's independent auditors since its inception. The dismissal was effected pursuant to a resolution adopted by the Board of Directors of the Registrant.

     The previously issued auditors' reports of D&T on the Registrant's financial statements for the years ended December 31, 1995 and 1996 did not contain any adverse opinion or disclaimer of opinion, nor were the reports qualified or modified as to uncertainty, audit scope or accounting principles. There have been no disagreements with D&T in the years ended December 31, 1995 or 1996 or to the date of their dismissal. The Registrant's financial statements for the year ended December 31, 1997 have not yet been audited.

     By letter dated February 4, 1997, D&T informed the Registrant of certain matters involving the Registrant's internal control structure and operations that D&T considered to be reportable conditions under standards established by the American Institute of Certified Public Accountants. D&T indicated that, among other matters, certain control procedures, such as bank reconciliations and regular tests of compliance with securitization and debt indentures, were not completed on a timely basis and recommended that the Registrant add supervisory and staff personnel to the financial area so that the necessary controls could be instituted. D&T also noted other issues to be addressed, including documentation of procedures, timely preparation of all reconciliations, monitoring of securitization transactions and the development of a regular time table for meeting internal and external reporting deadlines. D&T discussed the reportable conditions described with the Audit Committee of the Registrant on April 3, 1997. D&T indicated that it did not believe that any of such reportable conditions were material weaknesses.

     As previously disclosed in a Current Report on Form 8-K dated April 16, 1997, the Registrant announced that it had discovered irregularities involving unauthorized entries made in the Registrant's financial records, that an ongoing investigation was being conducted by the Registrant, together with its outside counsel and D&T, and that the Registrant anticipated that it would restate its previously reported results for the year ended December 31, 1996. The Registrant engaged D&T to undertake an audit of the adjustments to the Registrant's previously issued financial statements required as a result of the discovery of the irregularities. Such audit was not completed.

     On May 15, 1997, the Registrant disclosed in a Current Report on Form 8-K that it had not yet completed the restatement of its financial statements for 1996 and that "No one should rely on either the previously published 1996 financial statements, or the related independent auditors' report."


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     Restated financial statements of the Registrant for 1996 have not been issued.

     On January 6, 1998, the Board of Directors of the Registrant authorized the engagement of the firm of McGladrey & Pullen ("M&P") to audit the Registrant's financial statements for the years ended December 31, 1996 and December 31, 1997. Such engagement was approved by the United States Bankruptcy Court for the District of Delaware on January 15, 1998. During the course of interviewing M&P for the purpose of requesting an engagement proposal, the Registrant disclosed to M&P the matters described above. The Registrant did not request and M&P did not offer any consultation with respect to such matters. The Registrant has authorized D&T to respond fully to inquiries of M&P concerning such matters.

     The Registrant has provided D&T with a copy of this report and requested D&T to furnish the Registrant with a letter addressed to the Securities and Exchange Commission stating whether it agrees with the statements made herein. The Registrant intends to file any such letter received from D&T as
Exhibit 16.1 to this report within two business days of receipt.

ITEM 7.  EXHIBITS.

      *16.1 Letter of D&T regarding the statements made herein.

_____________________
* To be filed by amendment


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                                   SIGNATURE


     Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                 FIRST MERCHANTS ACCEPTANCE CORPORATION


                                  /s/ William N. Plamondon
                                  -------------------------------------
                                  William N. Plamondon
Dated: January 16, 1998           President and Chief Executive Officer